                                                                   Exhibit 3.3.4

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                MERGING EACH OF
               LOUISIANA INDUSTRIAL SAND TRANSPORTATION COMPANY,
               TEXAS INDUSTRIAL MINERALS TRANSPORTATION COMPANY,
                        U.S. SILICA CO. OF CALIFORNIA,
                        U.S. SILICA CO. OF CONNECTICUT,
                         U.S. SILICA CO. OF ILLINOIS,
                         U.S. SILICA CO. OF LOUISIANA,
                        U.S. SILICA CO. OF MICHIGAN AND
                           U.S. SILICA CO. OF TEXAS
                                     INTO
                              U.S. SILICA COMPANY
                    (Pursuant To Section 253 Of The General
                   Corporation Law of the State of Delaware)


     U.S. Silica Company, a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of each of Louisiana Industrial Sand Transportation Company, a Louisiana corporation, Texas Industrial Minerals Transportation Company, a Texas corporation, U.S. Silica Co. of California, a California corporation, U.S. Silica Co. of Connecticut, a Connecticut corporation, U.S. Silica Co. of Illinois, an Illinois corporation, U.S. Silica Co. of Louisiana, a Louisiana Corporation, U.S. Silica Co. of Michigan, a Michigan corporation, and U.S. Silica Co. of Texas, a Texas corporation.

     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 10/th/ day of December, 1987, determined to merge
                               ------
into itself each of Louisiana Industrial Sand Transportation Company, Texas Industrial Minerals Transportation Company, U.S. Silica Co. of California, U.S. Silica Co. of Illinois, U.S. Silica Co. of Connecticut, U.S. Silica Co. of Michigan and U.S. Silica Co. of Texas on the conditions set forth in such resolutions:

     NOW, THEREFORE, BE IT, RESOLVED, that this corporation merge each of Louisiana Industrial Sand Transportation Company, Texas Industrial Minerals Transportation Company, U.S. Silica Co. of California, U.S. Silica Co. of Connecticut, U.S. Silica Co. of Illinois, U.S. Silica Co. of Louisiana, U.S. Silica Co. of Michigan, and U.S. Silica Co. of Texas, (collectively "the wholly-owned subsidiaries") with and into itself and assume all the liabilities and obligations of each of the wholly-owned subsidiaries pursuant to Sections 253 and 259 of the Delaware General Corporation Law;

     RESOLVED FURTHER, that the mergers of each of the wholly-owned subsidiaries with and into this corporation is intended to qualify as a complete liquidation of each of the wholly-owned subsidiaries under Section 332 of the Internal Revenue Code of 1986, as amended;
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     RESOLVED FURTHER, that the mergers, this corporation's participation therein and the manner of carrying such mergers into effect, including, without limitation, the Certificate of Ownership and Merger (the "Certificate") and the terms and conditions contained therein, be, and hereby are, approved;

     RESOLVED FURTHER, that the officers of this corporation be, and each of them hereby is, authorized and directed to execute the Certificate for, and in the name and on behalf of, this corporation substantially in the form presented at this meeting with such change(s) as the officer or officers executing this Certificate deem necessary or appropriate, the execution thereof by such officer or officers to be conclusive evidence of the due approval thereof on the part of this corporation; and

     RESOLVED FURTHER, that the mergers of each of the wholly-owned subsidiaries with and into this corporation shall become effective as of 10:30 p.m. Eastern Standard Time on December 31, 1987.

     FOURTH: That this certificate and the mergers of each of Louisiana Industrial Sand Transportation Company, Texas Industrial Minerals Transportation Company, U.S. Silica Co. of California, U.S. Silica Co. of Connecticut, U.S. Silica Co. of Michigan, and U.S. Silica Co. of Texas with and into the Corporation shall become effective as of 10:30 P.M., Eastern Standard Time on December 31, 1987.

     IN WITNESS WHEREOF, said U.S. Silica Company has caused its corporate seal to be affixed hereon and this certificate to be signed by Richard E. Goodell, its President, and Charles V. Bush, its Secretary, this 14/th/ day of December, 1987.

                                           U.S. SILICA COMPANY


                                           By: /s/ Richard E. Goodell
                                               ---------------------------
                                               Richard E. Goodell,
                                               President


ATTEST:                                 [SEAL]


By: /s/ Charles V. Bush
    -------------------------
     Charles V. Bush,
     Secretary

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